UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

LUX DIGITAL PICTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-153502	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

Effective August 31, 2012, Lux Digital Pictures, Inc., a Wyoming corporation (“we,” ”our,” “us,” “Lux,” or the “Company”), StreamTrack Media, Inc., a California corporation and wholly owned subsidiary of the Company (“Buyer’s Subsidiary”), and RadioLoyalty, Inc., a California corporation (the “Seller”), entered into and closed an asset purchase agreement (the “APA”) pursuant to which the Buyer’s Subsidiary acquired the business and substantially all of the assets of the Seller in consideration for which the Company will, within five (5) business days after the recording of Amended and Restated Articles of Incorporation by the Company with the Wyoming Secretary of State that effect a reverse split of the Company’s issued and outstanding common stock, issue to Seller a number of shares of the Company’s common stock (the “Shares”) such that on the date of the issuance of the Shares, the Seller and its affiliates will own approximately 90% of the total issued and outstanding shares of the Company’s common stock, (i) assuming the conversion of all outstanding Series A Convertible Preferred Stock of the Company into the Company’s common stock on the Share issuance date, and (ii) including and taking into account all other shares of the Company’s common stock already owned by the Seller and its affiliates on the Share issuance date (the “Purchase Price”); provided, that the calculation of the number of Shares issuable to Seller will reflect that the dilution caused by outstanding shares of the Company’s common stock in the public float on the Share issuance date will be borne 90% by the Seller and 10% by the holders of the Company’s outstanding Series A Convertible Preferred Stock.  Seller is engaged in the business of providing key support services for both mobile and online content, using proprietary platforms developed by the Seller over the last five years.  A copy of the APA was filed as Exhibit 10.1 to the Report on Form 8K filed by the Company with the Securities Exchange Commission on September 7, 2012.

Effective October 5, 2012, Lux Digital Pictures, Inc., a Wyoming corporation (the “Company”), StreamTrack Media, Inc., a California corporation and wholly owned subsidiary of the Company (“Buyer’s Subsidiary”), and RadioLoyalty, Inc., a California corporation (the “Seller”), entered into an amendment (the “Amendment”) to the APA.  The Amendment clarifies and modifies the payment terms for the Company’s purchase of Seller’s assets.  Under the Amendment, the Company will issue the following number of shares of the Company’s common stock (the “Shares”) to Seller at the times indicated, in consideration for the acquisition of Seller’s assets: (1) 180,000,000 Shares on or before October 31, 2012 and (2) within twenty (20) business days after the recording of Amended and Restated Articles of Incorporation by the Company with the Wyoming Secretary of State that effect a reverse split of the Company’s issued and outstanding common stock, issue to Seller a number of Shares such that on the date of the issuance of such Shares (the “Share Issuance Date”), the Seller and its affiliates will own a number of shares of the Company’s common stock equal to the quotient derived by dividing 14,500,000 by the average closing bid price of the Company’s common stock quoted on the public securities trading market on which the Company’s common stock is then traded with the highest daily trading volume (as measured during the preceding 90 days), over the fifteen (15) consecutive trading days immediately following the effective date of the reverse stock split, taking into account all other shares of the Company’s common stock already owned by the Seller and its affiliates on the Share Issuance Date.  A copy of the Amendment was filed as Exhibit 10.1 to the Report on Form 8K filed by the Company with the Securities and Exchange Commission on October 11, 2012. The Company at its option, can purchase all of the outstanding shares of RadioLoyalty, Inc. for $1.00 at anytime.

SECTION 2.  FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets.

General

Effective August 31, 2012, in accordance with the APA described in Item 1.01 of this Report, the Company, through Buyer’s Subsidiary, acquired the business and substantially all of the assets owned by the Seller immediately prior to the closing of the APA, including but not limited to its remaining business, all contractual rights, accounts receivable, all other receivables, cash, deposits, prepaid expenses, inventory, machinery, equipment, engineering data, databases, systems, designs, computer hardware and software, records, works in process, backlog, intellectual property (including but not limited to patents and licensing agreements), know-how, trade secrets, inventions, technology, company name, operating and equipment leases, licenses, permits, franchises, websites, customers, suppliers, contracts, sales and marketing literature and processes, techniques, goodwill, source code, web sites, and pricing information related to the Seller’s business.

Business and Management of RadioLoyalty, Inc.

RadioLoyalty, Inc. (“RLI”) is a digital media and technology services company.  RLI provides streaming and advertising services through our RadioLoyaltyTM Platform to over 1,100 internet and terrestrial radio stations and other broadcast content providers.  RLI has developed a patent-pending video in-steam technology that enables radio broadcasters to enhance the end users’ experience while maximizing the content owners’ return on investment.  RLI anticipates that it will be expanding its online product portfolio in the second quarter of the fiscal year ending August 31, 2013.  RLI is also continuing development of WatchThis™, a patent-pending merchandising in-stream technology to provide IP television streaming services, advertising and e-commerce services.  RLI’s digital media and technology services are offered to a worldwide audience and customer base.

As of August 2012, RLI had over 86,000 registered users, which RLI defines as the total number of accounts that have been created for its loyalty service at period end, and RLI was adding around 3,500 new registered users every month on average over the last 12 months. For the fiscal year ended August 31, 2012, RLI streamed over 15 million hours of content and had over 10 million user launches of its UniversalPlayerTM. According to a May 2012 report by ComScore, RLI is one of the top three in the entertainment radio category with a potential reach of 83,000,000 unique people in the United States.

RLI’s clients include broadcasters, station rep groups, content owners, direct marketers, brand advertisers and the advertising agencies that service these groups.  RLI offers a suite of products and services that enable broadcasters, content owners and marketers to engage with their current and potential customers online and through internet and mobile devices to increase brand awareness and generate leads and sales.  RLI also offers technology infrastructure tools and services that enable broadcasters and marketers to implement and manage their online advertising across multiple channels including display, email, video, social, and affiliate marketing.  The range of products and services that RLI provides enables its clients to address all aspects of the digital marketing process, including strategic planning, campaign optimization, media sourcing, and comprehensive reporting and analytics.

RLI generates the audiences for its advertisers' campaigns through a unique combination of: broadcast streaming media players, station guides, mobile applications, its network of third-party websites, ad exchanges, ad network optimization providers, search engines, and websites that we own and operate in several key verticals. RLI’s sophisticated data management platform harnesses the large amount of anonymous data that is generated by its businesses.  RLI utilizes this data, along with its technology platforms and marketing expertise, to deliver measurable performance for its clients.

RLI is headquartered in Santa Barbara, California, with broadcast and content delivery network facilities in Santa Barbara, California and Los Angeles, California, respectively.

As of August 31, 2012, RLI had 15 employees. None of its employees were covered by collective bargaining agreements, and RLI considers its relations with its employees to be good.

Current information regarding the business, management and financial aspects of RadioLoyalty, Inc. are available in the following documents already filed by Lux with the Securities and Exchange Commission, which are incorporated by reference into this Report on Form 8-K/A, subject to modification by the more recent information included in this Report and its exhibits:  Report on Form 10K for Lux Digital Pictures, Inc., dated December 14, 2012.

Financial Information for RadioLoyalty, Inc.

The audited consolidated financial statements for Lux for the fiscal years ended August 31, 2012 and August 31, 2011, are included in Section 9(a) of this Report.  The audited financial statements for RadioLoyalty, Inc. for the period from inception, November 30, 2011 through August 31, 2012 are included in Section 9(a) of this Report.

Amended and Restated Articles of Incorporation

Lux plans to amend and restate its Articles of Incorporation to, among other things, effect a reverse split of its issued and outstanding common stock and change its name to StreamTrack, Inc., which the Company plans to file in December 2012.  At a later date, the Company may also amend and restate its corporate Bylaws.

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

See the description of the APA and the Amendment in Item 1.01 of this Report.

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Not Applicable.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01  Changes in Control of Registrant.

Not Applicable.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Not Applicable.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See the description of the proposed Amended and Restated Articles of Incorporation in Item 2.01 of this Report.

SECTION 6.  ASSET BACKED SECURITIES

Not Applicable.

SECTION 7.  REGULATION FD DISCLOSURE

Not Applicable.

SECTION 8.  OTHER EVENTS

Not Applicable.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)   Financial Statements of Business Acquired.

Audited balance sheet of RadioLoyalty, Inc. as of August 31, 2012.

Audited statement of operations of RadioLoyalty, Inc. for the period from inception (November 30, 2011) to August 31, 2012.

Audited statements of stockholders’ deficiency of RadioLoyalty, Inc.

Audited statements of cash flows of RadioLoyalty, Inc. for the period from inception (November 30, 2011) to August 31, 2012.

Notes to financial statements of RadioLoyalty, Inc. for the period from inception (November 30, 2011) to August 31, 2012.

Report of Independent Certified Public Accountant, dated December 12, 2012.

Audited balance sheets and related financial statements for Lux Digital Pictures, Inc. for the years ended and as of August 31, 2012 and August 31, 2011.(1)
__________________________________

(1)   Incorporated herein by reference from the Company’s Annual Report on Form 10-K for the fiscal year ending August 31, 2012 filed with the Securities and Exchange Commission on December 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUX DIGITAL PICTURES, INC. (Registrant)

Date: December 21, 2012	/s/ Michael Hill,Chief Executive Officer
Michael Hill, Chief Executive Officer

Financial Statements
Of
RadioLoyalty, Inc.
As Of And For The Period From Inception (November 30, 2011) to August 31, 2012

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors
RadioLoyalty, Inc.
Santa Barbara, California

We have audited the accompanying balance sheet of RadioLoyalty, Inc. as of August 31, 2012, and the related statements of operations, stockholders’ deficiency and cash flows for the period from November 30, 2011 (inception) to August 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RadioLoyalty, Inc. as of August 31, 2012, and the results of its operations and its cash flows for the period from November 30, 2011 (inception) to August 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has negative working capital, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC
Bingham Farms, Michigan
December 12, 2012

RadioLoyalty, Inc.
Balance Sheets

As of August 31, 2012
Assets
Current assets:
Cash	$217,415
Accounts receivable, net of allowances of $72,000 and $0 at August 31, 2012 and 2011, respectively	518,785
Prepaid expenses	10,981
Total current assets	747,181
Property and equipment, net	238,140
Other assets
Note receivable	150,000
Customer list, net	150,166
Other assets	34,323
Assets of discontinued operations	-
Total other assets	334,489
Total assets	$1,319,810

Liabilities and stockholders’ deficiency
Current liabilities:
Accounts payable and accrued expenses	$1,106,979
Factor line of credit	68,091
Capital lease payable	118,443
Related party payables	135,973
Related party payable - Lux Digital Pictures, Inc.	154,718
Total current liabilities	1,584,204
Long term liabilities
Deferred revenues	157,805
Convertible promissory notes, net of debt discount of $6,370 and $0 as of August 31, 2012 and 2011	43,630
Related party convertible promissory notes, net of debt discount of $59,983 and $0 as of August 31, 2012 and 2011	365,017
Total long term liabilities	566,452
Total liabilities	2,150,656
Commitments and contingencies (note 5)
Stockholders’ deficiency
Common stock, $0.001 par value: 20,000,000 shares authorized; 12,420,000 shares issued and outstanding as of August 31, 2012	12,420
Additional paid-in capital	1,210,802
Deferred stock based compensation	(766,292)
Accumulated deficit	(1,287,776)
Total stockholders’ deficiency	(830,846)
Total liabilities and stockholders’ deficiency	$1,319,810

The accompanying notes are an integral part of the consolidated financial statements.

  RadioLoyalty, Inc.
Statements of Operations
For the Period from Inception (November 30, 2011)
Through August 31, 2012

Revenue
Advertising	$1,623,185
Services	119,133
Total revenue	1,742,318
Costs of revenues
Media network	615,435
Colocation hosting services	258,971
Broadcaster fees	151,758
Other costs of sales	421,056
Total costs of revenues	1,447,220
Gross profit	295,098
Operating expenses
Consulting fees (includes stock compensation $94,516 and $0 in 2012 and 2011)	367,147
Marketing and sales (includes stock compensation $14,287 and $0 in 2012 and 2011)	144,796
Rents	139,120
Product development (includes stock compensation $23,555 and $0 in 2012 and 2011)	132,154
Bad debts	117,408
Officer compensation (includes stock compensation of $10,000 and $0 in 2012 and 2011)	110,187
Professional fees	66,583
Other expenses	249,448
Total operating expenses	1,326,843
Loss from continuing operations	(1,031,745)
Other expenses
Interest expense (including accretion of debt discount of $9,219 and $0 for 2012 and 2011)	(55,384)
Total other expenses	(55,384)
Loss before provision for income taxes	(1,087,129)
Provision for income taxes	-
Net loss	(1,087,129)
Deemed dividends	(200,647)
Net loss attributable to common stockholders	$(1,287,776)

Basic and diluted net loss per share attributable to common stockholders	$(0.12)

Weighted-average number of shares used in computing per share amounts	10,936,564

The accompanying notes are an integral part of the consolidated financial statements.

RadioLoyalty, Inc.
Statements of Stockholders’ Deficiency

	Common Stock		Additional Paid-in	Deferred Stock Based	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Compensation	Deficit)	Deficit

Inception, November 30, 2011, issuance of common stock to founders	10,300,000	10,300	-	(10,300)	-	-

Issuance of common stock to consultants	1,695,000	1,695	896,655	(898,350)	-	-

Amortization of stock based compensation	-	-	-	142,358	-	142,358

Issuance of common stock and stock warrant for asset purchase agreement	125,000	125	79,875	-	(117,627)	(37,627)

Issuance of common stock for purchase of customer list	300,000	300	158,700	-	-	159,000

Distribution of WatchThisTM assets to Chief Executive Officer	-	-	-	-	(83,020)	(83,020)

Beneficial conversion feature and value of stock warrants attached to convertible promissory notes	-	-	75,572	-	-	75,572

Net loss	-	-	-	-	(1,087,129)	(1,087,129)

Balance, August 31, 2012	12,420,000	$12,420	$1,210,802	$(766,292)	$(1,287,776)	$(830,846)

The accompanying notes are an integral part of the financial statements.

RadioLoyalty, Inc.
Statements of Cash Flows
For the Period from Inception (November 30, 2011)
Through August 31, 2012

Cash flows from operating activities
Net loss	$(1,087,129)
Adjustments to reconcile net loss to net cash used in operating activties:
Stock-based compensation	142,358
Bad debt expense	117,408
Depreciation and amortization	75,451
Amortization of debt discount	9,219
Changes in assets and liabilities:
Accounts receivable	(135,717)
Prepaid expenses	24,119
Note receivable	(150,000)
Other assets	(19,110)
Accounts payable and accrued expenses	622,295
Deferred revenue	157,805
Net cash used in operating activities	(243,301)
Cash flows from investing activities
Purchases of property and equipment	(8,450)
Cash flows from financing activities
Proceeds from issuance of convertible promissory notes	304,900
Payments on capital lease	(28,606)
Net advances from Lux Digital Pictures, Inc.	79,744
Net advances from related parties	45,037
Net advances from Factor	68,091
Net cash provided by financing activities	469,166
Net increase in cash and cash equivalents	217,415
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$217,415

Supplemental disclosures of noncash financing activities
Deemed dividends	$200,647
Issuance of common stock for acquisition of customer list	$159,000
Contribution of assets by Chief Executive Officer	$128,120
Supplemental disclosures of cash flow information
Cash paid during the period for income taxes	$-
Cash paid during the period for interest	$5,670

The accompanying notes are an integral part of the consolidated financial statements.

RadioLoyalty, Inc.
Notes to Financial Statements
For the Period from Inception (November 30, 2011)
Through August 31, 2012

1.	Description of Business and Basis of Presentation

RadioLoyalty, Inc. (the “Company” or “RL”) is a digital media and technology services company. The Company provides streaming and advertising services through its RadioLoyaltyTM Platform to over 1,100 internet and terrestrial radio stations and other broadcast content providers. The Company has pioneered a unique patent-pending video in-stream technology that enables broadcasters to enhance the end users’ experience while maximizing the content owners’ return on investment. The Company anticipates that it will be expanding its online product portfolio in the second quarter of the fiscal year ending August 31, 2013. Additionally, the Company is continuing development of WatchThis™, a patent-pending merchandising in-content technology to provide IP television streaming, advertising and e-commerce services. The Company’s media and technology services are offered to a worldwide audience and customer base.

The Company was incorporated as a California corporation on November 30, 2011.

Reverse Acquisition and One-Time Dividend

On May 16, 2012, RL’s former Chief Executive Officer, Michael Hill, executed a stock purchase agreement (the “SPA”) with the former majority shareholders of Lux Digital Pictures, Inc. (“Lux”), a public company. The SPA caused the transfer of the majority shareholders’ common stock in Lux to Michael Hill as of that date. The SPA also provided for a contribution of assets to Lux by Michael Hill, namely the WatchthisTM software. Michael Hill also became obligated to cause Lux to acquire RL by October 1, 2012. Michael Hill was a founder and has been a controlling shareholder in RL since its inception, on November 30, 2011.

On August 31, 2012, RL executed an asset purchase agreement (the “APA”) with Lux to complete the acquisition of certain assets and liabilities of RL and has since entered into an amendment to the APA in order to (i) issue Michael Hill an additional 180,000,000 shares of Lux’ common stock as necessary in order to ensure Michael Hill retains control of Lux through the date of a reverse stock split previously authorized by the Lux’ Board of Directors and (ii) to provide Lux with the right, which has not yet been exercised, to purchase all of the outstanding common stock of RL for $1. Upon the execution of the APA, a plan to complete a reverse stock split was authorized by Lux’ Board of Directors. Upon exercise of Lux’ right to purchase all of the outstanding common stock of RL, all of the outstanding shares of Lux’ Series A Preferred Stock will convert into shares of Lux’ common stock pursuant to the terms of the Series A Preferred Stock (approximately 10% of the Company’s outstanding common stock). The remaining approximately 90% of Lux’ outstanding common stock, on a post-reverse stock split basis, will be held by the former shareholders of RL, of which Michael Hill, the Chief Executive Officer of Lux, is a significant shareholder.

Basis of Presentation

The consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the consolidated financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position for the periods presented.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  For the period from inception (November 30, 2011) through August 31, 2012, the Company recorded a net loss of $1,087,129. The net loss indicates that the Company may have difficulty continuing as a going concern.

Management is confident but cannot guarantee that additional capital can be raised in order to support marketing costs, content costs and media buying costs associated with management’s business plan. Since inception and through August 31, 2012, the Company has successfully raised a significant amount of capital. Additionally, the Company anticipates launching several new product offerings launching in the second quarter of its fiscal year ending August 31, 2013. The Company expects those products to be profitable but notes that it will require significant capital for product development and ultimately commercially deployment. However, the ability of the Company to continue as a going concern is dependent on the successful execution of the business plan in order to reach break-even and become profitable.  If the Company is unable to become profitable, the Company could be forced to modify its business operations or possibly cease operations entirely.  Management cannot provide any assurances that the Company will be successful in its operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates are used for determining the allowance for doubtful accounts, the fair value of RL’s common stock through August 31, 2012, stock-based compensation, fair values of warrants to purchase common stock, and income taxes. To the extent there are material differences between these estimates, judgments, or assumptions and actual results, the Company’s financial statements could be affected. In many cases, the accounting treatment of a particular transaction is specifically dictated by U.S. GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting among available alternatives would not produce a materially different result.

Segments

The Company operates in one segment. The Company’s chief operating decision maker (the “CODM”), its Chief Executive Officer, manages the Company’s operations on a consolidated basis for purposes of allocating resources. When evaluating the Company’s financial performance, the CODM reviews separate revenue and expense information for the Company’s RadioLoyalty TM, WatchThis TM, StreamTrack Media, and other online product offerings, while all other financial information is reviewed on a consolidated basis. All of the Company’s principal operations are located in Santa Barbara, California, with the exception of its computing and hosting facilities in Los Angeles, California.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company’s revenue is principally derived from advertising services.

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue . The Company generates advertising revenue primarily from display and video advertising. The Company generates the majority of its advertising revenue through the delivery of advertising impressions sold on a cost per thousand, or CPM, basis. Currently, advertising revenues are generated through our proprietary technologies from internet-based content. The Company does not currently generate significant revenues from mobile advertising. In determining whether an arrangement exists, the Company ensures that a binding arrangement, such as an insertion order or a fully executed customer-specific agreement, is in place. The Company generally recognizes revenue based on delivery information from its campaign trafficking systems.

The Company also generates advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, the Company provides the agencies and brokers the ability to sell advertising inventory on the Company’s service directly to advertisers. The Company reports this revenue net of amounts due to agencies and brokers because the Company is not the primary obligor under these arrangements, the Company does not set the pricing, and does not establish or maintain the relationship with the advertisers.

Services Revenue . The Company generated services revenues for the period from December 1, 2011 through November 30, 2012. These revenues related to the provision of data and streaming hosting services to two customers. The Company no longer generates significant services revenues of this nature but does anticipate project-oriented service revenues associated with the integration and private-branding of the Company’s technologies with both current and potential business partners and customers, respectively.

Deferred Revenue . Deferred revenue consists of both prepaid unrecognized revenues and advertising fees received or billed in advance of the delivery or completion of the services or in instances when revenue recognition criteria have not been met. Deferred revenue is recognized when the services are provided and all revenue recognition criteria have been met.

Multiple-Element Arrangements . The Company could potentially enter into arrangements with customers to sell advertising packages that include different media placements or ad services that are delivered at the same time, or within close proximity of one another. The Company uses the prospective method for all arrangements entered into or materially modified from the date of adoption that involve multiple element arrangements. Under this new guidance, the Company allocates arrangement consideration in multiple-deliverable revenue arrangements at the inception of an arrangement to all deliverables or those packages in which all components of the package are delivered at the same time, based on the relative selling price method in accordance with the selling price hierarchy, which includes: (1) vendor-specific objective evidence (“VSOE”) if available; (2) third-party evidence (“TPE”) if VSOE is not available; and (3) best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

VSOE . The Company determines VSOE based on its historical pricing and discounting practices for the specific product or service when sold separately. In determining VSOE, the Company requires that a substantial majority of the selling prices for these services fall within a reasonably narrow pricing range. The Company has not historically priced its advertising products within a narrow range. As a result, the Company has not been able to establish VSOE for any of its advertising products.

TPE . When VSOE cannot be established for deliverables in multiple element arrangements, the Company applies judgment with respect to whether it can establish a selling price based on TPE. TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, the Company’s go-to-market strategy differs from that of its peers and its offerings contain a significant level of differentiation such that the comparable pricing of services cannot be obtained. Furthermore, the Company is unable to reliably determine what similar competitor services’ selling prices are on a stand-alone basis. As a result, the Company has not been able to establish selling price based on TPE.

BESP . When it is unable to establish selling price using VSOE or TPE, the Company uses BESP in its allocation of arrangement consideration. The objective of BESP is to determine the price at which the Company would transact a sale if the service were sold on a stand-alone basis. BESP is generally used to allocate the selling price to deliverables in the Company’s multiple element arrangements. The Company determines BESP for deliverables by considering multiple factors including, but not limited to, prices it charges for similar offerings, market conditions, competitive landscape and pricing practices. The Company limits the amount of allocable arrangement consideration to amounts that are fixed or determinable and that are not contingent on future performance or future deliverables. The Company regularly reviews BESP. Changes in assumptions or judgments or changes to the elements in the arrangement may cause an increase or decrease in the amount of revenue that the Company reports in a particular period.

The Company recognizes the relative fair value of the media placements or ad services as they are delivered assuming all other revenue recognition criteria are met.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with domestic financial institutions of high credit quality. The Company performs periodic evaluations of the relative credit standing of all of such institutions.

The Company maintains cash and cash equivalents with domestic financial institutions of high credit quality. The Company performs periodic evaluations of the relative credit standing of all of such institutions.

The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Actual credit losses during the period from inception (November 30, 2011) through August 31, 2012 totaled $45,408.

For the period from inception (November 30, 2011) through August 31, 2012 the Company had one customer that accounted for 44.7% of total revenue. However, the Company does not anticipate this customer will continue to represent such a large percentage of the Company’s business.

Cash and Cash Equivalents

The Company classifies its highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the designations as of each investment as of the balance sheet date for each reporting period. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date. Investments with maturities of less than 12 months are classified as short-term and those with maturities greater than 12 months are classified as long-term. The cost of investments sold is based upon the specific identification method.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company’s allowance for doubtful accounts is based upon historical loss patterns, the number of days that billings are past due and an evaluation of the potential risk of loss associated with delinquent accounts. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Computer servers and potentially other assets that are controlled by the Company under lease obligations are reviewed to determine whether the assets should be capitalized and a capital lease obligation recorded as a liability on the balance sheets. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Software, computer servers and computers	3 years
Office furniture and equipment	3 to 5 years
Leasehold improvements	Shorter of the estimated useful life of 5 years or the lease term

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Internal Use Software and Website Development Costs

Costs incurred to develop software for internal use are required to be capitalized and amortized over the estimated useful life of the asset if certain criteria are met. Costs related to design or maintenance of internal-use software are expensed as incurred. The Company evaluates the costs incurred during the application development stage of website development to determine whether the costs meet the criteria for capitalization. Costs related to preliminary project activities and post implementation activities are expensed as incurred. For the period from inception (November 30, 2011) through August 31, 2012, the Company capitalized $112,204 in costs related to internal use software and website development. Management also determined that $133,669 in certain software and website development costs did not met the relevant criteria to be capitalized. As a result, all of these costs were expensed and including within the accompanying statement of operations as “product development.”

Stock-Based Compensation

Stock-based payments made to employees and non-employees, including grants of restricted stock units and employee stock options, are recognized in the statements of operations based on their fair values. The Company has previously issued restricted stock units and has not issued any employee stock options to date. The Company recognizes stock-based compensation for awards granted that are expected to vest, on a straight-line basis using the single-option attribution method over the service period of the award, which is generally three years. Because the restricted stock units vest on a daily basis, the Company has estimated the forfeiture rate of these stock awards to be 0%. Should the Company issue stock-based compensation in the form of employee stock options, the resulting expense recognized in the statements of operations may been reduced for estimated forfeitures. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The forfeiture rates used for valuing stock-based compensation payments would be estimated based on historical experience. The Company would estimate the fair value of employee stock options using the Black-Scholes valuation model. The determination of the fair value of a stock-based award is affected by the deemed fair value of the underlying stock price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company’s stock price over the term of the award, the estimated period of time that the Company expects employees to hold their stock options and the expected dividend rate.

The Company has elected to use the “with and without” approach as described in Accounting Standards Codification 740 Tax Provisions in determining the order in which tax attributes are utilized. As a result, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other tax attributes currently available to the Company have been utilized. In addition, the Company has elected to account for the indirect effects of stock-based awards on other tax attributes, such as the research tax credit, through the statement of operations.

Cost of Revenue

Cost of revenue consists of the revenue-sharing amounts paid to broadcasters who provide us with their content and listenership, infrastructure costs related to content streaming, costs related to creating and serving advertisements through our proprietary ad serving technology as well as third party ad serving technology providers and a royalty payable to the original owner of the RadioLoyaltyTM technology. The Company makes payments to third-party ad servers for the period the advertising impressions or click-through actions are delivered or occur, and accordingly, the Company records this as a cost of revenue in the related period.

Consulting Fees

Several consultants were involved in the Company’s business development activities and also provided the Company with financial advisory services for the period from inception (November 30, 2011) through August 31, 2012. These consulting fees were substantial during the period from inception (November 30, 2011) through August 31, 2012. The Company does not have any ongoing commitments with the majority of the consultants the Company worked with during the period from inception (November 30, 2011) through August 31, 2012.

Professional Fees

Professional fees include legal fees for entertainment audio, video and radio industry-specific issues, and for the period from inception (November 30, 2011) through August 31, 2012.

Product Development

The Company incurs product development expenses consisting of consulting fees, employee compensation, information technologyand facilities-related expenses. The Company incurs product development expenses primarily for development and improvements to the Universal PlayerTM, RadioLoyaltyTM, WatchThisTM, online and mobile content integration and development of new advertising products or development and enhancement of other new technologies. The Company generally expenses product development costs as incurred.

Marketing and Sales

Marketing and sales expenses consist of consulting fees, employee compensation, commissions and benefits related to employees in sales, marketing and advertising departments. In addition, marketing and sales expenses include external sales and marketing expenses such as third-party marketing, branding, advertising and public relations expenses, and infrastructure costs such as facility and other supporting overhead costs.

Officer Compensation

The Company’s Chief Executive Officer is not currently under long-term contract with the Company. It is anticipated that long-term contracts will be executed in the second quarter of the fiscal year ending August 31, 2013. During the period since inception (November 30, 2011) through August 31, 2012, compensation was paid to the Company’s executives out of operations from time to time but no formal compensation scheme was in place. Stock compensation of $10,000 is included within officer compensation and is the result of the initial issuance of 10,000,000 shares of RL common stock on the date of RL’s incorporation.

General and Administrative

General and administrative expenses include consulting fees and employee compensation for finance, accounting, internal information technology and other administrative personnel. In addition, general and administrative expenses include professional services costs for outside legal and accounting services, and infrastructure costs for facility, supporting overhead costs and merchant and other transaction costs, such as credit card fees.

Content Acquisition Costs

Content acquisition costs principally consist of amounts paid to internet-based, terrestrial and mobile content providers. The Company did not incur any substantial content acquisition costs for the period since inception (November 30, 2011) through August 31, 2012. However, these costs are likely to become substantial in the future as the Company expands its online product portfolio.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred income taxes are recognized for differences between financial reporting and tax bases of assets and liabilities at the enacted statutory tax rates in effect for the years in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates the realizability of deferred tax assets and valuation allowances are provided when necessary to reduce net deferred tax assets to the amounts expected to be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company will recognize interest and penalties related to unrecognized tax benefits in the income tax provision in the accompanying statement of operations.

The Company calculates the current and deferred income tax provision based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed in subsequent years. Adjustments based on filed income tax returns are recorded when identified. The amount of income taxes paid is subject to examination by U.S. federal and state tax authorities. The estimate of the potential outcome of any uncertain tax issue is subject to management’s assessment of relevant risks, facts and circumstances existing at that time. To the extent that the assessment of such tax positions change, the change in estimate is recorded in the period in which the determination is made.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period.

Diluted net loss per share is computed by giving effect to all potential shares of common stock, including convertible debt instruments, preferred stock, restricted stock unit grants and detachable stock warrants. Basic and diluted net loss per share was the same for each period presented as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Recently Issued Accounting Standards

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2009-13 regarding Accounting Standard Codification (“ASC”) Subtopic 605-25, Revenue Recognition – Multiple-element Arrangements . This ASU addresses criteria for separating the consideration in multiple-element arrangements. ASU 2009-13 requires companies to allocate the overall consideration to each deliverable by using a BESP of individual deliverables in the arrangement in the absence of VSOE or other TPE of the selling price. The changes under ASU 2009-13 are effective prospectively for revenue arrangements entered into or materially modified subsequent to adoption. Under the new guidance, the Company uses BESP when neither VSOE nor TPE are available. As a result, the Company is able to recognize the relative fair value of the elements as they are delivered, assuming other revenue recognition criteria are met.

In May 2011, the FASB issued ASU 2011-04 regarding ASC Topic 820 “Fair Value Measurement.” This ASU updates accounting guidance to clarify how to measure fair value to align the guidance surrounding Fair Value Measurement within GAAP and International Financial Reporting Standards. In addition, the ASU updates certain requirements for measuring fair value and for disclosure around fair value measurement. It does not require additional fair value measurements and the ASU was not intended to establish valuation standards or affect valuation practices outside of financial reporting. This ASU was effective prior to the inception of the Company. This guidance is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”. This ASU amends the ASC to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments to the ASC in the ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This ASU was effective prior to the inception of the Company. This guidance is not expected to have a material impact on the Company’s financial statements.

In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05”. This ASU defers the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. ASU 2011-12 defers only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments in ASU 2011-05. The amendments are being made to allow the Board time to redeliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. The amendments in this update are effective at the same time as the amendments in update 2011-05 so that entities will not be required to comply with the presentation requirements in update 2011-05 that this update is deferring. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

3.	Composition of Certain Financial Statement Captions

Accounts Receivable

Accounts receivable, net consisted of the following:

Accounts receivable	$590,785

Allowance for doubtful accounts	(72,000)

Accounts receivable, net	$518,785

Allowance for Doubtful Accounts	Balance at Inception (November 30, 2011)	Charged to Operations	Write-offs, net of recoveries	Balance at August 31, 2012

For period from inception (November 30, 2011) through August 31, 2012	$-	$117,408	$45,408	$72,000

Property and Equipment

Property and equipment consisted of the following:

Servers, computers, and other related equipment	$198,924
Software	112,204
Leasehold improvements	1,675
312,803
Less accumulated depreciation and amortization	(74,663)

Property and equipment, net	$238,140

Depreciation expense totaled $66,617 and $0 for the period since inception (November 30, 2011) through August 31, 2012. There were no write-offs during this period.

Note receivable

Note receivable consisted of a $150,000 convertible promissory note bearing 7% annual compounded interest due from a digital content provider on or before August 28, 2016. The balance owed can be converted into either preferred stock or common stock of the digital content provider, at the Company’s election, subject to certain conditions and contingencies. The Company agreed to work with the digital content provider to make modifications to its Universal Player TM technology platform to better suit the digital content provider’s specific needs. The Company received a $25,000 deposit previously. The Company expects to receive the remaining fees, which are recorded as a note receivable, when the modifications are completed, the technology is fully integrated and operational, and the digital content provider is generating revenue within its advertising segment.

Customer List

Customer list, net consisted of the following:

Original cost	$159,000

Less accumulated amortization	(8,834)

Customer list, net	$150,166

The customer list represents the estimated value of the shares of RL common stock issued to complete the asset acquisition agreement with Rightmail, LLC (“Rightmail”) on July 1, 2012. Rightmail works with advertisers to generate new business leads through the use of a variety of digital media platforms and tools. The Company is amortizing the value of the customer list over a three-year term. Amortization expense totaled $8,834 for the period since inception (November 30, 2011) through August 31, 2012.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

Accounts payable	$1,029,635
Accrued consulting fees	41,500
Accrued broadcaster commissions	28,870
Accrued interest	6,974

Accounts payable and accrued expenses	$1,106,979

Deferred Revenues

Deferred revenues consisted of the following:

Balance due RL upon completion of special project, secured by a convertible promissory note	$150,000
Customer deposits	7,805
Deferred revenues	$157,805

4.	Fair Value

The Company records cash equivalents, debt discounts on convertible promissory notes and derivatives at fair value.

Fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. Fair value measurements are required to be disclosed by level within the following fair value hierarchy:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Inputs lack observable market data to corroborate management’s estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

When determining fair value, whenever possible the Company uses observable market data, and relies on unobservable inputs only when observable market data is not available.

The fair value of these financial assets and liabilities was determined using the following inputs at August 31, 2012:

Fair Value Measurement Using
	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Fair values as of August 31, 2011
Assets:
None	$-	$-	$-	$-

Total assets measured at fair value	$-	$-	$-	$-

Liabilities:
None	$-	$-	$-	$-

Total liabilities measured at fair value	$-	$-	$-	$-

Fair values as of August 31, 2012
Liabilities:
Convertible promissory notes	$-	$408,647	$-	$408,647

Total liabilities measured at fair value	$-	$408,647	$-	$408,647

The Company’s convertible promissory notes and derivative liabilities were classified as Level 2 within the fair value hierarchy because they were valued using significant other observable inputs.

5.	Commitments and Contingencies

 Royalty on RadioLoyalty TM Revenues

On November 30, 2011, the Company’s Chief Executive Officer and Michael Hill, together with a business entity they organized, executed an asset purchase agreement with their former employer, Lenco Mobile, Inc. (“Lenco”), to acquire certain assets and assume certain liabilities from Lenco. The primary asset acquired from Lenco was the RadioLoyaltyTM Platform. Lenco’s Board of Directors had previously determined that the RadioLoyaltyTM Platform was not considered a core product offering of Lenco. Lenco was determined to focus only on mobile technology products. At the time, the RadioLoyaltyTM Platform was not fully functional and was primarily an internet-based product. Upon the purchase of these certain assets and assumption of certain liabilities from Lenco, an agreement was reached to compensate Lenco with a 3.5% royalty on all revenues generated by the RadioLoyaltyTM Platform for a period of three years (the “Royalty”). The term of the Royalty began on November 1, 2011 and terminates on November 1, 2014. No other compensation is due to Lenco. For the period since inception (November 30, 2011) through August 31, 2012, the Royalty owed to Lenco was $10,344.

Leases

The Company conducts its operations using leased office facilities in Santa Barbara, California.

The following is a schedule of future minimum lease payments under operating leases as of August 31, 2012:

Fiscal Year Ending August 31,
2013	$180,636
2014	127,951
2015	-
2016	-
2017	-
All future years	-

Total minimum lease payments	$308,587

The leases are written under separate arrangements expiring through 2014. The Company holds a right to renew the leases for an additional two years at increased rental rates. Rent expense for the period since inception (November 30, 2011) through August 31, 2012 totaled $139,120. The Company recognizes rent expense on a straight-line basis over the lease term including expected renewal periods. The difference between rent expenses and rent payments is recorded as deferred rent in current and long-term liabilities. No deferred rent existed as of August 31, 2012.

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements, services to be provided by the Company or from intellectual property infringement claims made by third parties. In addition, the Company plans to enter into indemnification agreements with directors and certain officers and employees that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees.

While the outcome of these matters cannot be predicted with certainty, the Company does not believe that the outcome of any claims under indemnification arrangements will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Legal Proceedings

The Company is potentially subject to various legal proceedings and claims arising in the ordinary course of its business. There are no pending legal proceedings against the Company as of the date of these financial statements.

6.	Income Taxes

The provision for income tax expense (benefit) consists of the following:

Current
Federal	$-
State and local	-
Total current income tax expense	-

Deferred
Federal	$(369,624
State and local	(163,069
Valuation allowance	532,693
Total deferred income tax expense (benefit)	-

Total income tax expense	$-

The following table presents a reconciliation of the statutory federal rate and the Company’s effective tax rate for the periods presented.

U.S. federal taxes at statutory rate	34%
State taxes, net of federal benefit	15
Permanent differences	-
Change in valuation allowance	-
Change in rate	-
Other	-

Effective tax rate	49%

The major components of deferred tax assets and liabilities were as follows:

Deferred tax assets:
Net operating loss carryforwards	$532,693
Tax credit carryforwards	-
Allowances and other	-
Depreciation and amortization	-
Total deferred tax assets	-

Deferred tax liabilities:
Depreciation and amortization	-
Total deferred tax liabilities	-
Valuation allowance	(532,693)
Net deferred tax assets	$-

As of August 31, 2012, the Company had federal net operating loss carryforwards of approximately $370,000, which includes stock-based compensation deductions of approximately $142,000. The federal net operating losses and tax credits expire in years beginning in 2021. As of August 31, 2012, the Company had state net operating loss carryforwards of approximately $163,000 which expire in years beginning in 2014. Under Section 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. The Company has previously experienced “ownership changes” under section 382 of the Code and comparable state tax laws. The Companyestimates that none of the federal and state pre-change net operating losses will be limited under Section 382 of the Code.

As of August 31, 2012, the Company maintained a full valuation allowance on its net deferred tax assets. The valuation allowance was determined in accordance with the provisions of ASC 740, Accounting for Income Taxes, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. Such assessment is required on a jurisdiction by jurisdiction basis. The Company’s history of cumulative losses, along with expected future U.S. losses required that a full valuation allowance be recorded against all net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

The Company files income tax returns in the United States and California. The 2011 tax year remains subject to examination for U.S. federal and state purposes. All net operating losses and tax credits generated to date are subject to adjustment for U.S. federal and state purposes. The Company is not currently under examination in federal or state jurisdictions.

7.	Capital Lease – in Default

The Company periodically leases computer servers and related hardware under capital lease agreements. The lease terms are typically from three to five years, depending on the type of equipment. The leased equipment typically has a bargain purchase price, and qualifies for treatment as a capital lease. For book purposes, the assets are amortized over their estimated useful lives.

Assets under capital lease as of August 31, 2012 were as follows:

Servers	$147,049
Less: accumulated depreciation	(43,062)
Net assets under capital lease	$103,987

The monthly payment under the lease is $8,569. As of August 31, 2012 and as of the date of these financial statements, the Company was in default on the lease. The Company is working with the lessor to resolve this issue. During the period since inception (November 30, 2011) through August 31, 2012, the Company paid a total of $28,606 in principal payments towards capital leases. The following is a schedule of future payments required under the lease together with their present values:

Payments

2013	$128,535
2014	-
2015	-
2016	-
Total lease payments	128,535
Less: amount representing interest	(10,092)
Present value of minimum lease payments	$118,443

8.	Related Party Transactions

The related party payable as of August 31, 2012 consists of unpaid compensation and non-interest bearing cash advances and charges on personal credit lines made on behalf of the Company by the Company’s current and former Chief Executive Officers. The balances owed to the executives are not secured and are due on demand. Interest will be charged on these balances. However, no formal agreement has been executed to quantify the interest.

RL entered into several convertible promissory notes with its founders, officers and high-level executives since its inception on December 1, 2011. The following is a summary of the issuance dates, amounts and the related party nature of the transaction.

Date of Issuance	Amount	Related Party Nature

December 1, 2011	$100,000	Issuance to an entity controlled by RL founders
March 27, 2012	125,000	Issuance to an entity partially controlled by a Founder
June 18, 2012	50,000	Issuance to a consultant of RL
August 22, 2012	150,000	Issuance to a consultant of RL
Total	$425,000

On July 1, 2012, RL entered into a 3-year consulting agreement with Carter Toni, who is now the Vice President, Product Development, of StreamTrack. Mr. Toni agreed to an annual salary of $99,600 and was granted 50,000 shares of RL common stock that will vest over the term of the consulting agreement. This salary was deferred until January 1, 2013.

On July 1, 2012, RL entered into a 3-year consulting agreement with Jennifer Freides, who is now the Chief Operating Officer of StreamTrack. Ms. Freides agreed to an annual salary of $99,600 and was granted 25,000 shares of RL common stock that will vest over the term of the consulting agreement. This salary was deferred until January 1, 2013.

On July 1, 2012, RL entered into a 3-year consulting agreement with Michael Freides, who is now the President of StreamTrack. Mr. Freides agreed to an annual salary of $99,600 and was granted 25,000 shares of RL common stock that will vest over the term of the consulting agreement. This salary was deferred until January 1, 2013.

RL records consulting fees payable to these three executives on a straight-line basis, over the term of the agreements. A total of $41,500 in consulting fees were recorded for the year ended August 31, 2012. However, these amounts were not paid to the executives as of August 31, 2012 as a result of their agreement to defer their pay until January 1, 2013.

On July 1, 2012, RL acquired a customer list from Rightmail, an entity wholly owned by Michael Freides, in exchange for 300,000 shares of RL common stock valued at $159,000.

9.	Factor Line of Credit

On January 26, 2012 the Company executed a contract with an unrelated party (the “Factor”) to provide financing to the Company in the form of a factoring line of credit. The Company utilizes the factoring line of credit to take cash advances on its accounts receivable balances prior to its customers paying the balances owed to the Company. The Factor charges a variety of fees totaling approximately 3% of the funds advanced by the Factor. Transactions involving the Factor for the period since inception (November 30, 2011) through August 31, 2012 are detailed in the table below.

Advances from factor	$1,102,134
Fees charged by factor	34,121
Total	1,136,255
Payments received from customers	(1,068,164)
Balance, August 31, 2012	$68,091

10.	Debt Instruments

On December 1, 2011, RL issued a convertible promissory note for $100,000 to an entity controlled by RL’s current and former Chief Executive Officers, respectively. In exchange for the issuance of the convertible promissory note, RL received $54,900 in cash and computer hardware valued at $45,100. The convertible promissory note bears 4% interest, is convertible into RL’s common stock at a $0.50 conversion price and matures on December 1, 2014. RL recorded a beneficial conversion feature of $6,000 in connection with this financing. A total of 50,000 warrants were issued in connection with this financing. The warrants were valued at $9,910, have a three-year term, and are exercisable at a price of $0.50.

On January 27, 2012, RL issued a convertible promissory note for $50,000 to an unrelated party. The convertible promissory note bears 4% interest, is convertible into the RL’s common stock at a $0.50 conversion price and matures on January 27, 2015. RL recorded a beneficial conversion feature of $3,000 in connection with this financing. A total of 25,000 warrants were issued in connection with this financing. The warrants were valued at $4,955, have a three-year term, and are exercisable at a price of $0.50.

On March 22, 2012, RL issued a convertible promissory note for $125,000 to an entity controlled by RL’s former Chief Executive Officer and an unrelated party, respectively. In exchange for the issuance of the convertible promissory note, RL acquired the software and sourcecode for the WatchthisTM computer software. As a result of this transaction being completed with an entity controlled by an individual who served as the Chief Executive Officer at the time, the WatchthisTM software and sourcecode were recorded in RL’s books at historical cost in accordance with ASC 805-50, Transactions Between Entities Under Common Control. Costs consisted of software development fees, domain purchase costs and legal fees associated with patent filings. The convertible promissory note bears 4% interest, is convertible into RL’s common stock at a $0.50 conversion price and matures on March 22, 2015. RL recorded a beneficial conversion feature of $7,500 in connection with this financing. A total of 62,500 warrants were issued in connection with this financing. The warrants were valued at $12,387, have a three-year term, and are exercisable at a price of $0.50.

On June 18, 2012, RL issued a convertible promissory note for $50,000 to a RL consultant who since has become an executive of StreamTrack Media, Inc., a subsidiary of Lux (“StreamTrack Media”). The convertible promissory note bears 4% interest, is convertible into the RL’s common stock at a $0.50 conversion price and matures on June 18, 2015. RL recorded a beneficial conversion feature of $3,000 in connection with this financing. A total of 25,000 warrants were issued in connection with this financing. The warrants were valued at $4,955, have a three-year term, and are exercisable at a price of $0.50.

On August 22, 2012, RL issued a convertible promissory note for $150,000 to a RL consultant who since has become an executive of StreamTrack Media. The convertible promissory note bears 4% interest, is convertible into the RL’s common stock at a $0.50 conversion price and matures on August 22, 2015. RL recorded a beneficial conversion feature of $9,000 in connection with this financing. A total of 25,000 warrants were issued in connection with this financing. The warrants were valued at $14,865, have a three-year term, and are exercisable at a price of $0.50.

The valuation of the stock warrants and the beneficial conversion feature associated with each issuance of convertible promissory notes utilized valuation inputs and related figures provided by a professional and independent valuation firm.

The conversion feature associated with the convertible promissory notes provide for a rate of conversion that is below market value. This conversion feature is accounted for as a beneficial conversion feature. A beneficial conversion feature was recorded by RL and classified as a debt discount on the balance sheet at the time of issuance of each convertible promissory note with a corresponding credit to additional paid-in capital. The value is amortized over the three-year term of the convertible promissory note. The amortized value for each period is recorded as an offset against the debt discount on the balance sheet, classified as interest expense in the statement of operations and as accretion of debt discount within the statement of cashflows.

The following table reflects the balance in convertible promissory notes as of August 31, 2012:

Convertible promissory notes, principal balance	$475,000
Less: Unamortized portion of debt discount	(66,353)
Convertible promissory notes, net, August 31, 2012	$408,647

Future maturities of the convertible promissory notes, in the aggregate, are as follows for the years ending August 31,

2012	$-
2013	-
2014	100,000
Thereafter	375,000
$475,000

As of August 31, 2012, the amounts of long-term and short-term convertible promissory notes payable are stated at contract amounts that approximate fair value based on current interest rates available in the United States of America.

11.	Stockholders’ Equity

Common Stock

Each share of common stock has the right to one vote per share. The holders of common stock are also entitled to receive dividends as and when declared by the board of directors of the Company, whenever funds are legally available. These rights are subordinate to the dividend rights of holders of all classes of stock outstanding at the time.

Stock Based Compensation

Stock-based compensation expenses related to all employee and non-employee stock-based awards for the period from inception (November 30, 2011) through August 31, 2012, are as follows:

Stock-based compensation expenses:
Consulting fees	$94,516
Product development	23,555
Marketing and sales	14,287
Officer compensation	10,000

Total stock-based compensation, recorded in costs and expenses	$142,358

On December 1, 2011, RL granted the Company’s Chief Executive Officer at the time, and two other executives of RL, a total of 10,300,000 shares of RL’s common stock. These shares were considered founder shares and were valued at $10,300.

During the year ended August 31, 2012, RL granted various consultants to RL a total of 1,695,000 RSUs at a weighted average value of $0.53 per share. The fair value of the RSUs is expensed ratably over the vesting period. RSUs vest daily on a cliff basis over the service period, generally three years. The Company recorded stock-based compensation expense related to restricted stock units of $142,358 during the period from inception (November 30, 2011) through August 31, 2012. As of August 31, 2012, total compensation cost not yet recognized of $766,292 related to non-vested RSUs is expected to be recognized over a weighted average period of 2.78 years.

The following table summarizes the activities for RL’s RSUs for the year ended August 31, 2012:

	Number of Shares	Weighted- Average Grant-Date Fair Value (1)
Unvested at August 31, 2011	-	$0.00
Granted	1,695,000	0.53
Vested	(186,250)	0.53
Canceled	-	0.00

Unvested at August 31, 2012	1,508,750	$0.53

Expected to vest after August 31, 2012	1,508,750	$0.53

Asset Purchase Agreements

On March 22, 2012, RL issued (i) a convertible promissory note for $125,000 (ii) 125,000 shares of common stock valued at $62,250 and (iii) a warrant to purchase 125,000 shares of RL common stock valued at $13,750, to an entity controlled by the Company’s Chief Executive Officer at the time, and an unrelated individual in exchange for the WatchthisTM assets. The aggregate value of the convertible promissory note, common stock and warrant to purchase common stock exceeded the historical value of the WatchthisTM assets by $117,627. The Company accounted for this excess value issued to the entity as a one-time dividend of $117,627.

On July 1, 2012, RL issued 300,000 shares of its common stock valued at $159,000 in connection with the asset purchase agreement between RL and Rightmail.

12.	Net Loss Per Share

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

Diluted net loss per share is computed by giving effect to all potential shares of common stock, including the shares issuable upon conversion of the Company’s convertible promissory notes and the warrants to purchase common stock. Basic and diluted net loss per share was the same for the period since inception (November 30, 2011) through August 31, 2012 as the inclusion of all potential common shares outstanding would have been anti-dilutive.

The following table sets forth the computation of historical basic and diluted net loss per share.

Numerator
Net loss	$(1,087,129)
Deemed dividends	(200,647)
Net loss attributable to common stockholders	$(1,287,776)

Denominator
Weighted-average common shares outstanding used in computing basic and diluted net loss per share	10,936,564
Net loss per share, basic and diluted	$(0.12)

The following potential common shares outstanding were excluded from the computation of diluted net loss per share because including them would have been anti-dilutive:

Convertible promissory notes	1,450,000
Warrants to purchase common stock	362,500

Total common stock equivalents	1,812,500

14.	Subsequent Events

On August 31, 2012, RL issued a convertible promissory note for $250,000 to an unrelated party. The cash was not received from the holder of the convertible promissory note until September 2012. The convertible promissory note bears 4% interest, is convertible into the RL’s common stock at a $0.50 conversion price and matures on January 27, 2015. RL will record a beneficial conversion feature in connection with this financing. A total of 125,000 warrants were issued in connection with this financing. The warrants have a three-year term, and are exercisable at a price of $0.50.

On October 5, 2012, the Company and Lux amended the APA such that (1) 180,000,000 shares of Lux’ common stock will be issued to RL on or before October 31, 2012 and (2) within twenty (20) business days after the recording of Amended and Restated Articles of Incorporation by Lux with the Wyoming Secretary of State that effect a reverse split of Lux’ issued and outstanding common stock, issue to RL a number of Shares such that on the date of the issuance of such shares (the “Share Issuance Date”), the RL and its affiliates will own a number of shares of Lux’ common stock equal to the quotient derived by dividing 14,500,000 by the average closing bid price of Lux’ common stock quoted on the public securities trading market on which Lux’ common stock is then traded with the highest daily trading volume (as measured during the preceding 90 days), over the fifteen (15) consecutive trading days immediately following the effective date of the reverse stock split, including and taking into account all other shares of Lux’ common stock already owned by RL and its affiliates on the Share Issuance Date. The issuance of the 180,000,000 shares has not yet been completed and may not be completed depending on events leading up to the proposed reverse stock split. The Company, at its option, can purchase all of the outstanding shares of RL for $1.00.

On December 1, 2012, the Company’s former Chief Executive Officer agreed to defer the calculation of amounts owed to him under an agreement date June 1, 2012 whereby the former Chief Executive Officer would be compensated for the Company’s exclusive use of his available credit with a lender. The compensation will be calculated based on the total advances from the lender or charges on the credit account for verified business expenses each month (“Total Usage”). The charge on the Total Usage will be calculated at an annualized interest rate of 5%. The former Chief Executive Officer and the Company plan to calculate the compensation during the second quarter of the Company’s fiscal year ending August 31, 2013. The compensation will likely be in the form of a one-time adjustment to ensure the former Chief Executive Officer is compensated for providing liquidity to the Company since the inception of RL on November 30, 2011.

During the period from August 31, 2012 through December 13, 2012, the Factor provided additional financing to the Company of approximately $293,430. Payments to the Factor from the Company’s customers exceeded the total value of the additional financings. The balance owed to the Factor as of December 13, 2012 was approximately $72,000.

Financial Statements
Of
Lux Digital Pictures, Inc.
As Of And For The Twelve Month Periods Ended
August 31, 2012 and 2011*

*Incorporated herein by reference from the Company’s Annual Report on Form 10-K for the fiscal year ending August 31, 2012 filed with the Securities and Exchange Commission on December 14, 2012.